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                                                                    Exhibit 10.5

                                 PROMISSORY NOTE

$300,000.00                                                      January 7, 2000

         GALAXY ENTERPRISES, INC., a Nevada corporation ("Galaxy") and JOHN J. POELMAN, in his individual capacity ("Poelman" and together with Galaxy, collectively and jointly and severally, "Maker") and NETGATEWAY, INC., a Delaware corporation ("Holder") hereby agree as follows:

         1. Principal.

            For value received, Maker, jointly and severally, promises to pay to the order of Holder, at its offices at 300 Oceangate, 5th Floor, Long Beach, California 90802, or at such other place as Holder may from time to time designate in writing, the principal sum of Three Hundred Thousand and No One Hundredths Dollars ($300,000.00), together with accrued interest from the date of disbursement hereunder on the unpaid principal at the rate set forth in Paragraph 4. As used herein, the term "Holder" shall mean Holder and any subsequent holder of this Promissory Note (this "Note"), whichever is applicable from time to time.

            On the date hereof, Holder shall disburse Three Hundred Thousand and No One Hundredths Dollars ($300,000) to Maker, pursuant to the terms hereof.

         2. Maturity Date.

            Galaxy and Holder intend to enter into the Merger Agreement pursuant to which Galaxy Acquisition Corp. shall merge with and into Galaxy and Galaxy will become a wholly-owned subsidiary of Holder (the "Transaction"). The unpaid principal balance hereof, together with all unpaid interest accrued thereon, shall be due and payable on June 1, 2000 or such earlier date, if any, that the Transaction shall have been consummated (the "Maturity Date").

         3. Prepayment.

            This Note may be prepaid in full or in part, at any time without penalty, upon not less than one business days' prior written notice to Holder. Maker shall have no right to reborrow any such prepaid amounts.

         4. Interest.

            All interest on the outstanding principal balance hereof shall be due and payable on the Maturity Date. The outstanding principal balance hereof shall bear interest at a rate of 9.5% per annum. All payments of principal of and interest on the Note shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by Holder is not less than that required by this Note. All stamp and documentary taxes shall be paid by Maker. If, notwithstanding the foregoing, Holder pays such taxes, Maker

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will reimburse Holder for the amount paid. Maker will furnish Holder official tax receipts or other evidence of payment of all taxes. Throughout the term of this Note, interest shall be calculated on a 360-day year, but shall be computed for the actual number of days in the period for which interest is charged.

         5. Manner of Payment.

            Principal and interest are payable in lawful money of the United States of America. All payments of principal and interest on the Note shall be made to Holder in immediately available funds not later than 11:30 a.m. Los Angeles time on the dates such payments are to be made. Any payment received after 11:30 a.m. shall be deemed received by Holder on the next business day.

         6. Applications of Payments.

            Payments received by Holder pursuant to the terms hereof shall be applied first to the payment of all interest accrued to the date of such payment and second to the payment of principal. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default (as hereinafter defined), all amounts received by Holder from any party shall be applied in such order as Holder, in its sole discretion, may elect.

         7. Security.

            This Note is secured by a Pledge Agreement of even date herewith, executed by Poelman in favor of Holder. Prior to the date hereof, Maker shall have provided Holder with certified resolutions of the Board of Directors of Maker approving the loan evidenced by this Note and the Pledge Agreement.

         8. Events of Default.

         The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

            (a) Holder shall have notified Maker in writing of a default in the payment of principal or interest when due pursuant to the terms hereof;

            (b) If, on any date following the date of this Note and the Pledge Agreement (the "Calculation Date"), the arithmetic mean of the closing bid price of the common stock as reported on the OTC Bulletin Board for the 5 consecutive trading days ending on the trading day preceding the Calculation Date (the "Calculated Price") is equal to or less than 75% of the closing bid price of the common stock of the Company on the date of this Note and the Pledge Agreement (the "Closing Price"), and, within 10 days after the Calculation Date, Poelman shall have failed to deliver to Netgateway certificates representing an additional number of shares of Galaxy's common stock equal to (i) the difference, in dollars, between the Closing Price and the Calculated Price, multiplied

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         by the number of shares of the common stock of Galaxy representing the
         Stock Collateral, divided by (ii) the Calculated Price; or

            (b) the occurrence of an Event of Default under the Pledge Agreement now or hereafter securing this Note.

          9. Remedies; Post-Default Rate; Late Charge.

             Upon the occurrence of an Event of Default and without demand or notice, Holder shall have the option to declare the entire balance of principal together with all accrued interest thereon immediately due and payable and to exercise all rights and remedies available to it under the Pledge Agreement or applicable law. Notwithstanding any provision of this Note or the Pledge Agreement to the contrary, any principal, accrued interest, and other amounts payable under this Note or the Pledge Agreement which remain unpaid after the Maturity Date or any acceleration of this Note, shall bear interest at a rate per annum equal to 14.5% (the "Post-Default Rate"). If any payment under this Note (whether of principal or interest or both and including the payment due on the Maturity Date or upon any acceleration of this Note) is not paid within ten
(10) days after the date on which the payment is due, Maker shall pay to Holder, in addition to the delinquent payment and without any requirement of notice or demand by Holder, a late payment charge equal to five percent (5%) of such delinquent amount. MAKER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE FOREGOING ACCRUAL OF INTEREST AT THE POST-DEFAULT RATE AND LATE PAYMENT CHARGE PROVISION IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS NOTE, THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO FIX HOLDER'S ACTUAL DAMAGES ARISING OUT OF (i) ANY FAILURE TO PAY SUCH OUTSTANDING INDEBTEDNESS OF THIS NOTE UPON THE MATURITY DATE OR UPON ANY ACCELERATION OF THIS NOTE AND (ii) ANY LATE PAYMENT AND THAT INTEREST ACCRUED AT THE POST-DEFAULT RATE AND THE FOREGOING LATE PAYMENT CHARGE SHALL BE PRESUMED TO BE THE ACTUAL AMOUNT OF SUCH DAMAGES INCURRED BY HOLDER. The application of this default rate or late charge shall not be interpreted or deemed to limit any of Holder's remedies hereunder or thereunder. No delay or omission on the part of Holder hereof in exercising any right under this Note or the Pledge Agreement shall operate as a waiver of such right.

         10. WAIVER.

             MAKER HEREBY WAIVES DILIGENCE, PRESENTMENT, PROTEST AND DEMAND, NOTICE OF PROTEST, DISHONOR AND NONPAYMENT OF THIS NOTE AND EXPRESSLY AGREES THAT, WITHOUT IN ANY WAY AFFECTING THE LIABILITY OF MAKER HEREUNDER, HOLDER MAY EXTEND ANY MATURITY DATE OR THE TIME FOR PAYMENT OF ANY INSTALLMENT DUE HEREUNDER, ACCEPT SECURITY, RELEASE ANY PARTY LIABLE HEREUNDER AND RELEASE ANY SECURITY NOW OR HEREAFTER SECURING THIS NOTE. MAKER FURTHER WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, THE RIGHT TO PLEAD ANY AND ALL STATUTES OF LIMITATIONS AS A DEFENSE TO ANY DEMAND ON THIS NOTE, OR ON ANY DEED OF TRUST, PLEDGE AGREEMENT, LEASE ASSIGNMENT, GUARANTY OR OTHER AGREEMENT NOW OR HEREAFTER

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SECURING THIS NOTE. MAKER ALSO EXPRESSLY AND UNCONDITIONALLY WAIVES, IN
CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY HOLDER ON THIS NOTE, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY,
(III) INTERPOSE ANY COUNTERCLAIM THEREIN AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT MAKER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST HOLDER WITH RESPECT TO ANY ASSERTED CLAIM.

         11. Attorneys' Fees.

             If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection, including but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof. Upon demand by Holder, Maker shall also pay the reasonable fees and expenses of Holder's counsel incurred in connection with the preparation of this Note and the Pledge Agreement.

         12. Severability.

             Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction, to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         13. Interest Rate Limitation.

             It is the intent of Maker and Holder in the execution of this Note and all other instruments securing this Note that the loan evidenced hereby comply with the usury laws of the State of California. Holder and Maker stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Maker.

         14. Number and Gender.

             In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

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         15. Headings.

             Headings at the beginning of each numbered Paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

         16. Choice of Law.

             This Note shall be governed by and construed in accordance with the law of the State of California.

             IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first above written.

                                     GALAXY ENTERPRISES, INC.,
                                     a Nevada corporation



                                     By: /s/ John J. Poelman
                                         ---------------------------------------
                                         Name:
                                         Title:



                                         /s/ John J. Poelman
                                     -------------------------------------------
                                     JOHN J. POELMAN, in his individual capacity


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